Exhibit 99.1

Southside Bancshares, Inc. Announces Completion of
Private Placement of $100.0 Million of 3.875% Fixed-to-
Floating Rate Subordinated Notes

November 9, 2020

TYLER, Texas, November 9, 2020 (GLOBE NEWSWIRE) -- Southside Bancshares, Inc. (the “Company”) (NASDAQ:SBSI), the parent company of Southside Bank, announced today the completion of its private placement of $100.0 million in fixed-to-floating rate subordinated notes due 2030 (the “Notes”) on November 6, 2020. The Notes bear interest at a fixed rate of 3.875% for the first five years, and the interest rate will reset quarterly thereafter to the then current three-month Secured Overnight Financing Rate, as published by the Federal Reserve Bank of New York, plus 366 basis points. The Company is entitled to redeem the Notes, in whole or in part, on any interest payment date on or after November 15, 2025, or at any time, in whole but not in part, upon certain other specified events.

The Notes are intended to qualify as Tier 2 capital for the Company for regulatory capital purposes. The Company intends to use the net proceeds from the offering for general corporate purposes.

In connection with the issuance and sale of the Notes, the Company entered into a registration rights agreement with each of the purchasers of the Notes pursuant to which the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act of 1933, as amended (the “Securities Act”), with substantially the same terms as the Notes.

“We are very pleased to announce the successful completion of our subordinated debt offering, which was well received by the investment community and completed at attractive terms,” stated Lee R. Gibson, President and Chief Executive Officer. “Through the issuance of these notes, we were able to raise low cost capital, without dilution to existing shareholders.”

Piper Sandler & Co. served as placement agent for the offering. Alston & Bird LLP served as legal counsel to the Company and Holland & Knight LLP served as legal counsel to the placement agent.

This press release is for informational purposes only and shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy the Notes, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company headquartered in Tyler, Texas, with approximately $7.19 billion in assets as of September 30, 2020. Through its wholly-owned subsidiary, Southside Bank, Southside currently operates 57 branches and a network of 80 ATMs/ITMs throughout East Texas, Southeast Texas, Dallas/Fort Worth and Austin. Serving customers since 1960, Southside Bank is a community-focused financial institution that offers a full range of financial products and services to individuals and businesses. These products and services include consumer and commercial loans, mortgages, deposit accounts, safe deposit boxes, treasury management, wealth management, trust services, brokerage services and an array of online and mobile services.

Forward Looking Statements

Certain statements of other than historical fact that are contained in this press release and in other written material, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies, earnings, successful integration of completed acquisitions and certain market risk disclosures, including the impact of interest rates, tax reform and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  The most recent factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the negative impact of the COVID-19 pandemic on our business, financial position, operations and prospects, including our ability to continue our business activities in certain communities we serve, the duration of the pandemic and its continued effects on financial markets, a reduction in financial transactions and business activities resulting in decreased deposits and reduced loan originations, increases in unemployment rates impacting our borrowers' ability to repay their loans, our ability to manage liquidity in a rapidly changing and unpredictable market, additional interest rate changes by the Federal Reserve and other government actions in response to the pandemic, including additional quarantines, regulations or laws enacted to counter the effects of the COVID-19 pandemic on the economy.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, under “Part I - Item 1. Forward Looking Information” and “Part I - Item 1A. Risk Factors,” the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, under “Part II - Item 1A. Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.